UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 31, 2005
Date of Report (Date of earliest event reported)
ELEPHANT TALK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

California	000-30061	95-4557538

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

438 East Katella Avenue, Suite 217 Orange, California	92867

(Address of principal executive offices)	(Zip Code)
(714) 288-1570
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Background of the Change in Control

Pursuant to a Stock Purchase Agreement, dated June 30, 2005 (the “Stock Purchase Agreement”), the Registrant agreed to sell, and Rising Water Capital, A.G., a company registered in Zug, Switzerland (“Rising Water Capital”), agreed to purchase, 195,947,395 shares of the Registrant’s  Common Stock for an aggregate purchase price of $7,837,896. Section 4 of the Stock Purchase Agreement provided that Rising Water Capital would be entitled to appoint six out of eleven directors of the Registrant.  In addition, Rising Water Capital agreed to retain the current management of the Issuer for a five year term.  The purpose of this transaction was enable Rising Water Capital to infuse capital into the Registrant in order to make acquisitions and also to acquire control of the Registrant.

On June 27, 2005, Rising Water Capital closed the purchase of a total of 100,000,000 shares of common stock at a price of $.04 per share, representing 49.2% of the Registrant’s 203,107,170 issued and outstanding shares of common stock.  Inasmuch as the total authorized number of shares of common stock of the Registrant was 250,000,000 shares, management would not sell and Rising Water Capital was unable to purchase the remaining 95,947,395 shares. In addition, the arrangements with respect to the Board of Directors have not been consummated.  Management of the Registrant initially took the position that Rising Water Capital, and its majority shareholder, Q.A.T. Investments, S.A., a company organized and existing under the laws of Luxembourg, did not control the Registrant within the meaning of Rule 405 under the Securities Act of 1933, as amended, despite the large minority position owned by Rising Water Capital.  However, management acknowledged that in the event that the authorized capital of the Registrant was increased, and Rising Water Capital acquired additional shares of common stock, or, if the Convertible Promissory Note described in the next paragraph was exercised to the fullest extent possible, Rising Water Capital would acquire control of the Registrant.

On December 15, 2005, the Board of Directors of the Registrant authorized the execution and delivery of a Convertible Promissory Note in the principal amount of US$3.5 million (the “Note”) to Rising Water Capital, in exchange for a loan in the same principal amount to be drawn down in stages.  To date, the Registrant has borrowed the full $3.5 million under that facility.  The Note is convertible during the term, in whole or in part, into shares of common stock at the conversion price of three and one-half cents (US$0.035) of principal amount per share of Common Stock.  Assuming that the Note is fully converted into common stock, the Registrant would be obligated to issue 100,000,000 shares of common stock to Rising Water Capital, representing 33.0% of the post issuance shares of common stock outstanding as of December 15, 2005.  To date, none of the principal amount of the Note has been converted into shares of common stock.

The Note is secured by shares owned or to be owned by the Company in Beijing China Wind Communications Information Technology Co. Ltd, ETC Holding A.G. and ET Middle East.  Upon the occurrence and continuance of an Event of Default, the Holder of the Note may, by notice in writing to the Company, declare the entire unpaid principal of the Note to be, and all of the unpaid principal of the Note shall then be, due and payable together with interest accrued thereon.  Thereafter, the remedy of the Holder in the event of the nonpayment by the Registrant shall be conversion of the Note into Common Stock or the Holder may take the shares which secure the Note towards the unpaid principal of the Note together with accrued interest.

On January 31, 2006, Rising Water Capital and Q.A.T. Investments S.A. filed a joint Schedule 13D with the Commission which reported Rising Water Capital’s 49.2% ownership of common stock of the Registrant, and both companies’ 58.8% beneficial ownership of shares of common stock of the Registrant, taking into account the potential for conversion of the Note if the Registrant had authorized capital available.  According to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, both companies would be deemed to beneficially own 46,892,830 shares which could be acquired by conversion of the Note.

In the Schedule 13D filing, Rising Water Capital indicated its intention to acquire control of the Registrant.  The share amounts and percentages relied on by Rising Water Capital in reporting its ownership position were based on the 203,107,170 shares reported by the Registrant to be outstanding in its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005.

Recent Events Leading To A Change In Control

As of December 31, 2005, the Registrant decided to cancel 20,137,500 shares of common stock in connection with an acquisition of a company known as True Precise that had been terminated by the parties.  As a result of such cancellation, the outstanding shares of common stock of the Registrant were reduced from 203,107,170 shares to 183,655,081 shares.  Such a reduction in outstanding shares of common stock has resulted in an increase in the percentage ownership of Rising Water Capital from 49.2% to 54.5%, and an increase in the joint beneficial ownership of Rising Water Capital and Q.A.T. Investments S.A. to 66.5%.  At such an increased ownership percentage and higher level of beneficial ownership, and, particularly given management’s acknowledgment of the influence of Rising Water Capital over the strategic decisions made by the Board of Directors of the Registrant in recent months, management has come to the conclusion that there has been a change in control of the Registrant.

Rising Water Capital’s plans are to acquire and exercise control over the Registrant. As part of the acquisition of control, Rising Water Capital has infused capital into the Registrant to enable it to enter into agreements to make strategic acquisitions in the telephone and related industries, and it plans to operate the companies that are acquired.

The persons from whom control has been assumed are the members of the Board of Directors of the Registrant, consisting of:  Russelle Choi, Chairman, Pius Lam, Manu Ohri, Francis Lim and James Wang.

The Registrant reports that there is one arrangement or understanding among members of the former and new control group with respect to the disposition of the 20,137,500 cancelled shares of common stock issued in connection with the True Precise acquisition that was terminated.  The Board of Directors of the Registrant intends to reissue the cancelled shares to Rising Water Capital as part compensation for the failed acquisition which was indirectly funded by Rising Water Capital.

The Amount And Source Of Funds Used To Effect A Change In Control

As mentioned above, Rising Water Capital paid $4.0 million to acquire 100,000,000 shares of common stock of the Registrant.  In addition, it advanced $3.5 million under the Convertible Promissory Note, although it has not converted any principal amount of the Note into common stock to date.  The sources of the funds used by Rising Water Capital to effect a change in control were investment funds derived from investor/shareholders in this investment company.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS, INC.
Date: February 28, 2006	By:	/s/ Russelle Choi
Russelle Choi
President